UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 8, 2025

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

texas	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DWSN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1
Item 1.01.	Entry Into a Material Definitive Agreement.

On August 8, 2025, Dawson Operating LLC, a Texas limited liability company (“Dawson Operating”) and wholly-owned subsidiary of Dawson Geophysical Company, a Texas corporation (the “Company”), entered into an Equipment Purchase Agreement, dated as of August 8, 2025 (the “Purchase Agreement”), with GTC, Inc., a Texas corporation (“GTC”) and wholly-owned subsidiary of Geospace Technologies Corporation, a Texas corporation (“Geospace”), pursuant to which, among other things, Dawson Operating agreed to acquire from GTC Pioneer™ single point node channels. Subject to the terms and conditions of the Purchase Agreement, the equipment is to be delivered in three shipments commencing in August 2025, with the final shipment scheduled for delivery by early January 2026.

The Purchase Agreement provides that, subject to the terms and conditions set forth therein, Dawson Operating will pay to GTC an aggregate purchase price of approximately $24.2 million, as follows: (i) approximately $4.8 million was paid in cash in connection with the execution of the Purchase Agreement; (ii) approximately $1.2 million will be payable in cash upon acceptance of the third and final delivery of the equipment; and (iii) approximately $18.2 million in the aggregate will be financed by the delivery of three separate promissory notes (each, a “Note” and collectively, the “Notes”) payable by Dawson Operating and the Company, jointly and severally, to GTC, with each Note to be issued in connection with Dawson Operating’s acceptance of one of the three equipment deliveries. The Purchase Agreement includes customary representations, warranties, indemnities and covenants consistent with a transaction of similar type and size.

The Notes will each have a term of thirty-six (36) months and bear interest at a fixed rate of 8.75% annually. The Notes may be prepaid, in whole or in part, at any time without penalty. The obligations under the Notes will be secured by: (i) a lien on all of the equipment purchased under the Purchase Agreement, all of Dawson Operating’s rights under certain intercompany leases, and all proceeds of the foregoing, pursuant to a Purchase Money Security Agreement by and between Dawson Operating and GTC, dated as of August 8, 2025; and (ii) liens on the Company’s real properties and land located in Midland, Texas, granted by the Company for the benefit of GTC, which liens are expected to be granted to GTC on or before the second equipment delivery pursuant to deeds of trust.

The foregoing descriptions of the Purchase Agreement, the Notes, and the Purchase Money Security Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement, the form of Notes, and the Purchase Money Security Agreement, copies of which are expected to be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

2
Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

3
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On August 11, 2025, the Company and Geospace issued a joint press release announcing the transactions described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

 (d)Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated August 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: August 11, 2025	By:	/s/ Ian Shaw
Ian Shaw
Chief Financial Officer